UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2011

GLOBAL EARTH ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-31343 (Commission File Number)	36-4567500 (IRS Employer Identification No.)
1213 Culberth Drive, Wilmington, North Carolina (principal executive offices)	28405 (Zip Code)

(910) 509-7232
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.

Other Events.

On June 29, 2011, Global Earth Energy, Inc., the registrant, and Modern Coal, LLC, a Texas major contract mining company, announced that through Global Earth Natural Resources, L.L.C., their jointly-owned limited liability company, that the letter of credit they have received in connection with the pending coal operations of Global Earth Natural Resources, L.L.C. announced on June 28, 2011, was issued by Shinhan Bank through its New York City branch.  Shinhan Bank is prepared to issue the entire value of the contract in the form of a letter of credit pending the standard site visit of Global Earth Natural Resources, L.L.C.’s Samuel Coal operation located in Kite County Kentucky.  The site visit will prove the capability of Global Earth Natural Resources, L.L.C.’s operations to fulfill the contract.  Based on the standard site visit the full the $360mm letter of credit will be issued to Modern Coal, LLC on behalf of Global Earth Natural Resources, L.L.C.  The bank is rated AAA by Moody’s.  The website for the bank ratings can be found at http://www.alacrastore.com/research/moodys-global-credit-research-Moody_s_assigns_A1_to_Shinhan_Bank_s_proposed_USD_senior_bonds_Korean_translation-PBC_132004.  The registrant filed a Form 8-K with the SEC with respect to the Samuel Coal purchase on June 20, 2011.

The Samuel Coal operations are located on approximately 5,000 acres near Hindman in the eastern part of Kentucky (http://mapq.st/ePX71T).  For additional information on the property, please visit the registrant’s website at www.globalearthenergy.com.  The down payment for the Samuel Coal operations was paid on June 22, 2011.

The legal description for the property upon which the proposed coal operations are to be conducted is as follows:

Situated on Bates Branch of Right Beaver Creek in Knott County, Kentucky, and described as follows:

Beginning at a beech and horn beam on the south side of Apple Tree Branch on the dividing line between Miles Bates and T. G. Bates, thence crossing Apple Tree Branch. and passing a sugar tree and beech corner to Lot No. 11 at 75 feet with the line of T. G. Bates upper tract N 27-30 1627 feet to a stake witnessed by two chestnut oaks, thence N 50-30 107 feet to a dogwood and large white oak on top of the ridge between Dry Creek and Apple Tree Branch witnessed by a sugar tree and hickory standing North 67 West 13 feet, corner to lands of Jesse Bates, thence leaving T. G. Bates line and running up the ridge between Dry Creek and Apple Tree Branch with Jesse Bates’ line S 72 00 E 203 feet to a stake on a knob, thence S 56-50 E 271 feet to a stake witnessed by a hickory, thence S 74-45 E 195 feet to a stake, thence N 89-40 E 140 feet to a stake by an X on a rock on a high knob witnessed by a chestnut oak and two sarvices, thence continuing with the ridge between Dry Creek and Apple Tree Branch N 57-55 E 339 feet to a stake, thence N 69-35 E 20 1/2 feet to a stake witnessed by two small hickories, thence N 62-10 E 268 feet to a stake on a knob witnessed by two chestnut oaks and a small hickory, thence S 47-30 E 308 feet to a stake witnessed by a hickory and black oak, thence S 57-15 E 280 1/2 feet to a stake witnessed by two spotted oaks, thence N 80-30 W 302 feet to a stake, thence N 64-15 W 53 feet to two hickories and ash on a high knob, thence N 27-55 W 100 feet to a stake witnessed by a hickory, thence N 36-10 W 291 feet to a stake, thence N 23-55 W 90 feet to a stake witnessed by a large spotted oak, sugar tree and hickory, thence N 51-10 W 393 feet to a stake thence N 59-25 W 314 feet to a stake witnessed by a chestnut oak, thence N 40-00 W 122 feet to a stake, thence N 44-35 W 353 feet to a stake witnessed by a hickory and 15th corner to T.G. Bates’ 80.16 acre tract, thence leaving the ridge and down the hill with reverse lines of said tract N 27-30 E 304 feet to a stake, thence N 23-45 E 181 feet to a stake, thence N 22-45 E 223 feet to a stake, thence N 27-30 E 241 feet to the beginning, containing 245.10 acres.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell company transaction.  Not applicable.

(d)

Exhibits.  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EARTH ENERGY, INC.
Date: June 29, 2011.

By /s/ Sydney A. Harland
Sydney A. Harland, Chief Executive Officer

3